Exhibit 16

POWER OF ATTORNEY

The undersigned, being officers and trustees of:

1.	BlackRock New Jersey Municipal Bond Trust (BLJ);

2.	BlackRock New Jersey Municipal Income Trust (BNJ); and

3.	BlackRock MuniYield New Jersey Fund, Inc. (MYJ) (collectively, the “Funds”);

do hereby, appoint John M. Perlowski, Jonathan Diorio, Neal J. Andrews, Charles Park, Janey Ahn, Jay M. Fife and Benjamin Archibald, and each of them, his or her true and lawful attorneys and agents, each with full power and authority (acting separately and without the other) to execute in the name and on behalf of the undersigned as such officer or Trustee with full power of substitution and resubstitution, for each of the undersigned, as fully to all intents as he or she might or could do in person, for the purposes of executing and delivering, for and on behalf of the undersigned, any Registration Statement on Form N-14 of the Funds (including any and all amendments thereto) and any other document or instrument in connection with the transactions contemplated by such Registration Statement on Form N-14, upon the advice of counsel, to be filed by the applicable Funds with the Securities and Exchange Commission (“SEC”) pursuant to the provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940 (collectively, the “Acts”), and the rules, regulations or requirements promulgated by the SEC pursuant to such Acts; and the undersigned does hereby ratify and confirm all that the said attorneys, or any of them, shall do or cause to be done by virtue of this Power of Attorney.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

[Remainder of Page Intentionally Blank]

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Dated: December 1, 2017

Signature	Title

/s/ John M. Perlowski	Trustee/Director, President and
John M. Perlowski	Chief Executive Officer

/s/ Neal J. Andrews	Chief Financial Officer
Neal J. Andrews

/s/ Michael J. Castellano	Trustee/Director
Michael J. Castellano

/s/ Richard E. Cavanagh	Trustee/Director
Richard E. Cavanagh

/s/ Cynthia L. Egan	Trustee/Director
Cynthia L. Egan

/s/ Frank J. Fabozzi	Trustee/Director
Frank J. Fabozzi

/s/ Jerrold B. Harris	Trustee/Director
Jerrold B. Harris

/s/ R. Glenn Hubbard	Trustee/Director
R. Glenn Hubbard

/s/ W. Carl Kester	Trustee/Director
W. Carl Kester

/s/ Catherine A. Lynch	Trustee/Director
Catherine A. Lynch

/s/ Barbara G. Novick	Trustee/Director
Barbara G. Novick

/s/ Karen P. Robards	Trustee/Director
Karen P. Robards

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